UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 17, 2020 (April 15, 2020)

SmileDirectClub, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39037	83-4505317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

414 Union Street Nashville, Tennessee	37219
(Address of Principal Executive Offices)	(Zip Code)

(800) 848-7566
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol	Name on each exchange on which registered
Class A common stock, par value $0.0001 per share	SDC	The NASDAQ Stock Market LLC

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 15, 2020, the board of directors of SmileDirectClub, Inc. (the “Company”) has designated Troy Crawford, the Company’s current Chief Accounting Officer, as the Company’s “principal accounting officer” for purposes of filings made with the Securities and Exchange Commission pursuant to the Securities Act of 1934, as amended. Mr. Crawford joined the Company as the Company’s Chief Accounting Officer in January 2020.

Mr. Crawford, age 52, has served as the Company’s Chief Accounting Officer since January 2020. Prior to joining the Company, Mr. Crawford served as Senior Vice President and Chief Accounting Officer of GameStop Corp., a video game, consumer electronics and gaming merchandise retailer, from June 2010 to December 2019. Prior to that, Mr. Crawford served as Vice President-Controller of GameStop from 2006 to June 2010. From 1993 to 2006, Mr. Crawford held various financial management positions including Controller at CompUSA, a consumer electronics retailer. Prior to 1993 he held various finance and accounting positions with Cinemark USA, Inc., a motion picture exhibition company. Mr. Crawford is a CPA.

There are no family relationships between Mr. Crawford and any director or executive officer of the Company. There are no related party transactions between Mr. Crawford and the Company. No new compensatory plan arrangements were entered into with Mr. Crawford in connection with his designation as principal accounting officer.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMILEDIRECTCLUB, INC.

By:	/s/ Kyle Wailes

Name:	Kyle Wailes
Title:	Chief Financial Officer

Date: April 17, 2020